UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2019

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”) adopted the Computer Programs and Systems, Inc. 2019 Incentive Plan (the “Plan”) on March 7, 2019 and submitted the Plan for stockholder approval at the 2019 Annual Meeting of Stockholders of the Company on April 29, 2019 (the “2019 Annual Meeting”). The Company’s stockholders approved the Plan at the 2019 Annual Meeting. As disclosed in the Company’s Proxy Statement on Schedule 14A (the “2019 Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2019, the Compensation Committee of the Board (the “Compensation Committee”), at a meeting of the Compensation Committee held on March 7, 2019, approved grants pursuant to the Plan of performance share awards to all of the Company’s named executive officers (the “NEOs”) and performance-based cash bonus awards to certain of the NEOs, in each case subject to stockholder approval of the Plan.

As disclosed in the Company’s 2019 Proxy Statement, each NEO was granted a performance share award, one-half of which is subject to a one-year performance period (the “One-Year PSAs”) and one-half of which is subject to a three-year performance period (the “Three-Year PSAs”). The One-Year PSAs and Three-Year PSAs represent a right to receive shares of restricted common stock or shares of unrestricted common stock, respectively, subject to the satisfaction of performance conditions set forth in a performance share award agreement entered into under the Plan. The Compensation Committee approved total grants of performance share awards, including the One-Year PSAs and Three-Year PSAs, to each of the NEOs in the following approximate dollar amounts, which amounts represent the target level of performance: $418,800 for J. Boyd Douglas, $366,600 for Matt J. Chambless, $418,800 for David A. Dye, $418,800 for Christopher L. Fowler, and $261,900 for Troy D. Rosser.

The actual number of performance shares earned pursuant to the One-Year PSAs will be calculated based on the Company’s adjusted earnings per share, or “Adjusted EPS” (as hereinafter defined), in 2019 compared to the budgeted amount for 2019. “Adjusted EPS” is a non-GAAP financial measure and is calculated as GAAP net income as reported, adjusted for the after-tax effects of (i) acquisition-related amortization; (ii) stock-based compensation expense (including any adjustments for excess or deficient tax benefits); (iii) non-recurring expenses and transaction-related costs; and (iv) non-cash charges to interest expense and other, divided by weighted shares outstanding (diluted) in the applicable period. The Compensation Committee has the authority to adjust the calculation of the performance goal based on certain events set forth in the award agreement. The actual performance shares earned by the NEOs pursuant to the One-Year PSAs, if any, will be issued as shares of restricted stock following the certification by the Compensation Committee of the Company’s achievement of the performance goal set forth above. Such shares of restricted stock are subject to time-based vesting, with one-third of the shares vesting on each of the first three anniversaries of the date of certification.

The actual number of performance shares earned pursuant to the Three-Year PSAs will be calculated based on the Company’s Adjusted EPS in each of 2019, 2020 and 2021 compared to the pre-established budgeted amount in such year. The threshold, target and maximum annual growth rates for each of the three years were established at the beginning of the three-year performance period and will be applied to each prior year actual outcome. The payout percentages achieved in each of the three years will be averaged when determining the number of performance shares earned. If a payout percentage for a specific year does not reach the threshold level for such year, it will count as 0% toward the average for the three-year performance period. The Compensation Committee decided to apply a “TSR Modifier” to the number of performance shares earned to arrive at the final number of shares to be issued under the Three-Year PSAs. The “TSR Modifier” is an adjustment to the number of performance shares earned based on how the Company’s total shareholder return (“TSR”) compares to the S&P 600 Health Care Equipment and Services index for the performance period. If the Company’s TSR is in the top quartile of this index, the number of performance shares earned for the period will be adjusted upward by 15% in order to reward relative outperformance against the index. Conversely, if the Company’s TSR is in the bottom quartile of this index, the number of performance shares earned for the period will be adjusted downward by 15% in order to further align compensation paid to our NEOs with returns generated for our stockholders. The actual performance shares earned by the NEOs pursuant to the Three-Year PSAs, if any, will be issued as shares of common stock following the certification by the Compensation Committee of the Company’s achievement of the performance goal set forth above.

The number of performance shares earned pursuant to the One-Year PSAs and Three-Year PSAs will range from zero for below threshold performance to 50% of the target award for threshold performance, to 150% of the target award for maximum performance. Payouts related to performance between threshold and target and between target and maximum are subject to straight-line interpolation. Failure to meet the minimum performance threshold for either the One-Year PSAs or Three-Year PSAs would result in the participant not earning any performance shares pursuant to such award. The performance share awards were to be forfeited in the event the Company’s stockholders did not approve the Plan at the 2019 Annual Meeting.

As further disclosed in the Company’s 2019 Proxy Statement, four of the NEOs were granted a performance-based cash bonus award subject to the satisfaction of performance conditions set forth in an award agreement entered into under the Plan. The target cash incentive award amount for the NEOs who received an award was as follows: $302,400 for Mr. Douglas, $156,000 for Mr. Chambless, $204,000 for Mr. Dye, and $240,000 for Mr. Fowler. Mr. Rosser, who earns commission-based compensation, did not receive a cash bonus award under the Plan. The actual amount of the cash incentive award that each individual will earn and be paid is based (i) 50% on the Company’s Adjusted EBITDA (as hereinafter defined) in 2019 compared to the budgeted amount for 2019 and (ii) 50% on the Company’s recurring revenue growth in 2019 compared to the budgeted level for 2019. “Adjusted EBITDA” is a non-GAAP financial measure and is calculated as GAAP net income as reported, adjusted for: (i) depreciation expense; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation expense; (iv) severance and other non-recurring expenses; (v) goodwill impairment charges; (vi) interest expense and other, net; and (vii) the provision for income taxes. The Compensation Committee has the authority to adjust the calculation of the performance goal based on certain events set forth in the award agreement.

Potential bonus payouts under each performance metric will range from zero for below threshold performance to 25% of the target award for threshold performance, to 200% of the target award for maximum performance. Payouts related to performance between threshold and target and between target and maximum are subject to straight-line interpolation. Failure to meet the minimum performance threshold for a metric would result in the participant not receiving any portion of the bonus payout attributable to such metric. Following completion of the performance period, the Compensation Committee will determine whether, and to what extent, the performance conditions have been achieved and the amount of the cash bonus award that each individual has earned. The cash bonus awards were to be forfeited in the event the Company’s stockholders did not approve the Plan at the Company’s 2019 Annual Meeting.

The description of the terms of the Plan and the terms of the above awards contained herein and in the 2019 Proxy Statement is qualified in its entirety by the copy of the Plan and the forms of each of the Performance Share Award Agreement (One-Year), Performance Share Award Agreement (Three-Year) and Performance-Based Cash Bonus Award Agreement, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2019 Annual Meeting was held on April 29, 2019. Summarized below are descriptions of the matters voted on at the 2019 Annual Meeting and the final results of such voting:

Proposal 1 – Election of Class II Directors. The stockholders elected each of the director nominees to serve as a Class II director until the Company’s 2022 Annual Meeting of Stockholders and until a successor has been duly elected and qualified. The three nominees were current Class II directors of the Company who were re-elected. The voting for the directors at the 2019 Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
J. Boyd Douglas	10,318,151	77,817	4,395	1,694,727
Charles P. Huffman	10,151,586	232,839	15,938	1,694,727
Denise W. Warren	10,315,796	70,490	14,077	1,694,727

Proposal 2 – Approval of the Adoption of the 2019 Incentive Plan. The stockholders approved the adoption of the Computer Programs and Systems, Inc. 2019 Incentive Plan. The result of the vote taken at the 2019 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,887,030	490,895	22,438	1,694,727

Proposal 3 – Advisory Vote on Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2019 Proxy Statement in accordance with the compensation disclosure rules of the Commission. The result of the vote taken at the 2019 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,164,299	209,388	26,676	1,694,727

Proposal 4 – Ratification of Appointment of Independent Registered Public Accountants. The stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accountants of the Company for the year ending December 31, 2019. The result of the vote taken at the 2019 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
11,501,450	590,120	3,520

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Computer Programs and Systems, Inc. 2019 Incentive Plan

10.2	Form of Performance Share Award Agreement (One-Year) under the Computer Programs and Systems, Inc. 2019 Incentive Plan

10.3	Form of Performance Share Award Agreement (Three-Year) under the Computer Programs and Systems, Inc. 2019 Incentive Plan

10.4	Form of Performance-Based Cash Bonus Award Agreement under the Computer Programs and Systems, Inc. 2019 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 2, 2019	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

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